As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ExlService Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-0572194 (IRS Employer Identification No.)

350 Park Avenue

New York, New York 10022

(Address, including zip code, of Registrant’s principal executive offices)

ExlService Holdings, Inc. 2003 Stock Option Plan

ExlService Holdings, Inc. 2003 India Employee Stock Option Plan

ExlService Holdings, Inc. 2006 Omnibus Award Plan

ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 1

ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 2

(Full title of the plan)

Vikram Talwar

Chief Executive Officer

ExlService Holdings, Inc.

350 Park Avenue

New York, New York 10022

(212) 277-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019–6064 (212) 373-3000	Amit Shashank, Esq. General Counsel and Vice President ExlService Holdings, Inc. 350 Park Avenue New York, New York 10022 (212) 277-7100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $0.001 per share	1,712,464 shares(3)	$7.12(4)	$12,192,830(4)	$1,305
Common stock, par value $0.001 per share	2,614,934 shares(5)	$20.81(6)	$54,416,777(6)	$5,823
Total	4,327,398 shares			$7,128

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	In accordance with Rule 457(p) under the Securities Act, $2,120 of the registration fee was previously paid and unused in connection with ExlService Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-121001), originally filed on December 6, 2004, and such amount is offset against the total registration fee required hereunder.
(3)	Consists of (i) 915,164 shares of common stock underlying outstanding options granted under the ExlService Holdings, Inc. 2003 India Employee Stock Option Plan and the ExlService Holdings, Inc. 2003 Stock Option Plan and (ii) 797,300 shares of common stock underlying outstanding options granted under the ExlService Holdings, Inc. 2006 Omnibus Award Plan, the Exlservice Holdings, Inc. 2006 Omnibus India Sub Plan 1 and the ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 2 (collectively, the “2006 Plans”).
(4)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the options granted.
(5)	Consists of shares of common stock issuable in respect of awards to be granted under the 2006 Plans.
(6)	Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of ExlService Holdings, Inc.’s common stock reported by the Nasdaq Stock Market on December 7, 2006.

EXPLANATORY NOTE

ExlService Holdings, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register 4,327,398 shares of its common stock, par value $0.001 per share, which we refer to as the common stock, that are reserved for issuance upon exercise of options granted, or in respect of awards to be granted, under the ExlService Holdings, Inc. 2003 India Employee Stock Option Plan, which we refer to as the 2003 India Plan, the ExlService Holdings, Inc. 2003 Stock Option Plan, which we refer to as the 2003 Plan, the ExlService Holdings, Inc. 2006 Omnibus Award Plan, which we refer to as the 2006 Plan, the ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 1, which we refer to as the 2006 India Sub Plan 1, and the ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 2, which we refer to as the 2006 India Sub Plan 2.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to ExlService Holdings, Inc., 350 Park Avenue, New York, New York 10022, Attention: General Counsel; Telephone number (212) 277-7100.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

1.	Our Registration Statement on Form S-1 (Registration No. 333-121001) filed with the Commission on December 6, 2004, as amended on each of February 1, 2005, April 18, 2005, July 28, 2006, September 18, 2006, October 4, 2006 and October 17, 2006;

2.	Our Registration Statement on Form S-1 (Registration No. 333-138104) filed with the Commission on October 19, 2006;

3.	The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 17, 2006, and any amendment or report filed for the purpose of updating any such description;

4.	Our Quarterly Report on Form 10-Q filed on November 30, 2006; and

5.	Our Current Report on Form 8-K filed on October 25, 2006.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement), actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Our amended and restated certificate of incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which we refer to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time from and after the effective date of our plan of reorganization, a director or officer of the corporation or, while a director or officer of the corporation, is or was at any time from and after the effective date of our plan of reorganization, serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on October 25, 2006).

4.2	Amended and Restated By-laws of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.2 to our Current Report on Form 8-K filed on October 25, 2006).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Russell Bedford, Stefanou Mirchandani LLP.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, ExlService Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 8, 2006.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Vikram Talwar
Name: Vikram Talwar Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Vikram Talwar, Rohit Kapoor and Amit Shashank, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 8, 2006, by the following persons in the capacities indicated.

Signature	Title

/s/ Vikram Talwar Vikram Talwar	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Rohit Kapoor Rohit Kapoor	Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)

/s/ Steven B. Gruber Steven B. Gruber	Chairman of the Board

/s/ Bradford E. Bernstein Bradford E. Bernstein	Director

/s/ Edward V. Dardani Edward V. Dardani	Director

/s/ James C. Hale, III James C. Hale, III	Director

/s/ David B. Kelso David B. Kelso	Director

/s/ Mohanbir Sawhney Dr. Mohanbir Sawhney	Director

/s/ Garen K. Staglin Garen K. Staglin	Director

INDEX TO EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on October 25, 2006).

4.2	Amended and Restated By-laws of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.2 to our Current Report on Form 8-K filed on October 25, 2006).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Russell Bedford, Stefanou Mirchandani LLP.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

* Filed herewith.